Exhibit 10.2

EXECUTION

DOCUMENT CUSTODY AGREEMENT

RUNWAY GROWTH CREDIT FUND INC.
Borrower

and

U.S. BANK NATIONAL ASSOCIATION
Document Custodian

and

KEYBANK NATIONAL ASSOCIATION
Administrative Agent

Dated

May 31, 2019

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Table of Contents

(continued)

		Page

Section 29.	Compliance with Applicable Law	19

Section 30.	Limited Recourse	20

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SCHEDULE I	REQUIRED LOAN DOCUMENTS

SCHEDULE II	COLLATERAL SCHEDULE

SCHEDULE III	FORM OF LOAN CHECKLIST

EXHIBIT A	FORM OF DOCUMENT CUSTODIAN CERTIFICATION

EXHIBIT B	AUTHORIZED REPRESENTATIVES

EXHIBIT C	FORM OF REQUEST FOR RELEASE

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DOCUMENT CUSTODY AGREEMENT

This DOCUMENT CUSTODY AGREEMENT is made and entered into as of May 31, 2019, by and between RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, organized under the laws of the United States (“U.S. Bank”), as document custodian (the “Document Custodian”) and KEYBANK NATIONAL ASSOCIATION as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower is and from time to time may become the owner of certain assets (the “Loans”); and

WHEREAS, the Borrower has entered into that certain credit agreement dated as of the date hereof (the “Credit Agreement”) among the Borrower, the financial institutions from time to time party thereto, the Administrative Agent, KeyBank National Association as syndication agent, each guarantor party thereto, CIBC Bank USA as documentation agent and U.S. Bank as paying agent pursuant to which the Lenders have made loans to the Borrower and the Borrower has pledged its interests in the Loans to the Administrative Agent on behalf of the Lenders as secured parties; and

WHEREAS, the Borrower (formerly known as GSV Growth Credit Fund Inc.) and U.S. Bank, as custodian and Document Custodian have entered into a certain Custody Agreement (the “Existing Custody Agreement”) pursuant to which U.S. Bank has agreed to act as custodian and as Document Custodian for the Borrower; and

WHEREAS, the Borrower continues to desire and the Administrative Agent desires to have the Document Custodian take possession of certain documents relating to such Loans as specified herein, as the Document Custodian for the Borrower in accordance with the terms and conditions hereof; and

WHEREAS, the Document Custodian has agreed to continue to act as document custodian for the Borrower, on the terms and conditions hereof;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

Section 1.          Certain Definitions. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and Section references refer to Sections of this Agreement. For the purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, and the definitions of such terms are equally applicable to the singular and the plural forms of such terms.

“Account Control Agreement” means that certain Account Control Agreement, dated as of the date hereof, (as the same may be amended from time to time in accordance with the terms hereof), among the Borrower, as pledgor, the Administrative Agent, as secured party, and U.S. Bank, National Association, as securities intermediary.

“Agreement” means this Document Custody Agreement and the Schedules and Exhibits hereto, as supplemented or amended from time to time.

“Asset List” means, in the case of each Loan Asset File held by the Document Custodian for the benefit of the Borrower and the Administrative Agent, a computer-readable transmission containing the applicable information from Schedule II hereto (and such other data as may be mutually agreed upon in writing by the Borrower and the Document Custodian), which shall be delivered by the Document Custodian to the Borrower and the Administrative Agent pursuant to this Agreement.

“Authorized Representative” has the meaning set forth in Section 9(b) hereof.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) any day that is a legal holiday under the laws of the State of New York, or the city or state in which the Document Custodian’s offices are located or (iii) any day on which commercial banks in the State of New York, or the city or state in which the Document Custodian’s offices are located are closed or authorized or permitted to close.

“Collateral Schedule” means a listing of Loan Asset Files in computer readable standardized text formats, identified by the number, delivered or caused to be delivered by the Borrower to the Document Custodian, incorporating the fields listed on Schedule II hereto and such other information and fields as may be mutually agreed upon by the Borrower, the Administrative Agent and the Document Custodian and in a form satisfactory to the Borrower, the Administrative Agent and the Document Custodian.

“Credit Agreement” has the meaning set forth in the preamble hereto.

“Delivery of Loan Asset Files” means actual receipt by the Document Custodian at its designated office of the (i) Loan Asset Files and (ii) Collateral Schedule relating to such Loan Asset Files.

“Document Custodian Certification” has the meaning set forth in Section 4(b) hereof.

“Exception Report” has the meaning set forth in Section 4(b) hereof.

“Existing Custody Agreement” has the meaning set forth in the preamble hereto.

“Loans” has the meaning set forth in the preamble hereto.

“Loan Asset File” means a file delivered to the Document Custodian by the Borrower pursuant to Section 4, containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals or copies of any other relevant records relating to such Loans and the related property pertaining thereto.

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“Loan Checklist” means an electronic or hard copy, as applicable, of a checklist in the form of Schedule III delivered by the Borrower to the Document Custodian and the Administrative Agent, for each Loan, of all Required Loan Documents listed on Schedule I to be included within the respective Loan Asset File, which shall specify whether such document is an original or a copy.

“Notice of Exclusive Control” means (a) any “Notice of Exclusive Control” under, and as defined in, the Account Control Agreement and (b) any substantially similar notice delivered by the Administrative Agent to the Document Custodian under this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Proper Instructions” has the meaning set forth in Section 9(a) hereof.

“Request for Release” means a request for release of any Loan Asset File, which request shall be either (i) delivered to the Document Custodian substantially in the form of Exhibit C hereto or (ii) as otherwise agreed to between the Document Custodian, the Administrative Agent and the Borrower.

“Required Loan Documents” means, with respect to any Loan, the documents listed on the attached Schedule I, comprising the Loan Asset File for such Loan, received by the Document Custodian pursuant to this Agreement

“Responsible Officer” means, with respect to the Document Custodian, any officer, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Document Custodian customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Agreement.

(a)	In this Agreement unless the contrary intention appears:

(i)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(ii)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iii)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(iv)	a reference to a Person includes a reference to the Person’s executors, custodians, successors and permitted assigns;

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(v)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(vi)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally; and

(vii)	terms used but not herein defined shall have the respective meaning set forth in the Credit Agreement.

(b)	Headings are inserted for convenience and do not affect the interpretation of this Agreement.

Section 2.          Existing Custody Agreement. Each of the parties hereto agree that in the event of any inconsistency between any term as set forth in the Existing Custody Agreement and any term as set forth in this Agreement, the terms of this Agreement shall control.

Section 3.          Appointment of the Document Custodian. Each of the Borrower and the Administrative Agent hereby appoints the Document Custodian, and the Document Custodian hereby accepts its appointment, to act as the document custodian for the Borrower and the Administrative Agent, to provide the services set forth in this Agreement, upon the terms and conditions set forth in this Agreement.

With respect to the Required Loan Documents, the Document Custodian shall (i) act as Document Custodian for the Administrative Agent, (ii) hold all documents constituting such Loan Asset File received by it for the use and benefit of the Administrative Agent and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Administrative Agent, the Administrative Agent’s written instructions shall control.

Section 4.          Delivery of Loan Asset Files.

(a)          The Borrower shall from time to time deliver or cause to be delivered Loan Asset Files, including each of the Required Loan Documents, as set forth on Schedule I hereto, the related Collateral Schedule as set forth on Schedule II and a Loan Checklist as set forth on Schedule III, to the Document Custodian to be held hereunder.

(b)          In receiving any Loan Asset Files hereunder, and in maintaining any listing or providing any report or communication with respect to the Loan Asset Files or Required Loan Documents held hereunder, the Document Custodian shall be required only to review the face of each document received to determine whether it appears regular on its face and appears to relate to the related Loan(s). Upon Delivery of Loan Asset Files in accordance with the preceding sentence, within five (5) Business Days of its receipt of any Loan Documents and the Loan Checklist, the Document Custodian shall review the Required Loan Documents delivered to it against the information contained on the Collateral Schedule (such items, collectively, the “Review Criteria”). Within one (1) Business Day of the conclusion of its review under this clause (b), the Document Custodian shall execute and deliver to the Borrower and the Administrative Agent a certification more fully described in Section 6 (a “Document Custodian Certification”) substantially in the form attached hereto as Exhibit A, including an attached exception report (an “Exception Report”), listing any Loan Document not included in the related Loan Asset File after review against the Collateral Schedule (which Exception Report shall include any document that does not, on its face, appear regular and/or related to such Loan(s)) (collectively, a “Deficiency”). For the avoidance of doubt, such review will not commence in accordance with this Section 3(b) until both the Loan Asset Files and the Collateral Schedule have been delivered to the Document Custodian.

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(c)          The Borrower shall have twenty (20) days to correct any Deficiencies listed on the Exception Report by delivering additional Loan Documents to the Document Custodian; provided, however that if such non-compliance pertains to the receipt of original recorded documents from a filing office, such period shall be one hundred twenty (120) days. Within three (3) Business Days of receipt of any additional Loan Documents delivered by the Borrower to the Document Custodian for the purpose of curing such Deficiency, the Document Custodian shall (i) review such additional Loan Documents to determine whether it satisfies the Review Criteria, (ii) deliver an Asset List and an updated Exception Report to the extent a Deficiency continues to exist. In addition, if requested in writing in the form of Exhibit C by the Borrower (with approval by the Administrative Agent after the receipt by the Document Custodian of a Notice of Exclusive Control), the Document Custodian shall return to the Borrower the Loan Documents for any Loan which fails to satisfy a Review Criteria. Other than the foregoing, the Document Custodian shall not have any responsibility for reviewing any Loan Documents and shall have no responsibility to monitor (other than review of such additional Loan Documents delivered to the Document Custodian) or enforce the Borrower’s obligation to cure any Deficiency.

(d)          The Document Custodian shall not otherwise be under any duty to review, inspect, examine or certify the Loan Asset Files or Required Loan Documents; and without limiting the foregoing, the Document Custodian shall be entitled to assume the genuineness of each such document and the genuineness and due authority of any signatures appearing thereon, shall be entitled to assume that each such document is what it purports to be. The Document Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Loan Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Loan Document are appropriate for the represented purpose or that any Loan Document has actually been recorded or filed, as maybe applicable, or that any Loan Document is other than what it purports on its face to be.

Section 5.          Document Custodian’s Acceptance of Loan Asset Files.

(a)          The Document Custodian shall accept the documents received by the Document Custodian pursuant to Section 4 hereunder. With respect to each Loan Asset File listed on a given Collateral Schedule, the Document Custodian shall issue an Asset List within five (5) Business Days after receiving the Required Loan Documents (in addition to the Document Custodian Certification) upon review of the Loan Asset Files. If upon delivery of such Loan Asset Files, any Loan Asset File listed on the Collateral Schedule has not been received by the Document Custodian, the Document Custodian shall identify such Loan Asset File as pending on the related Asset List.

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(b)          Any Asset List or Document Custodian Certification delivered to the Borrower and the Administrative Agent by the Document Custodian shall supersede, cancel and replace the previously delivered Asset List or Document Custodian Certification, as applicable, and shall, in each case, control and be binding on the parties hereto.

Section 6.          Document Custodian Certification. The Document Custodian shall, in each Document Custodian Certification, certify and confirm as to each Loan Asset File listed on the Collateral Schedule that, except as noted on the Exception Report attached to such Document Custodian Certification:

(i)	all documents required to be delivered to it pursuant to Section 4 and hereof are in the Document Custodian’s possession; and

(ii)	all documents contained in the Loan Asset File as described on the attached Schedule I and listed on the Loan Asset Checklist have been reviewed by the Document Custodian and (A) appear regular on their face and relate to such applicable Loan Asset File, (B) if the related Loan Checklist indicates that any document must contain an original signature, each such document appears to bear the original signature, or if the file indicates that such document may contain a copy of a signature, that such copies appear to bear a reproduction of such signature, and (C) based on a review of any applicable note (to the extent delivered to the Document Custodian), the related initial principal loan balance when entered into or obtained by the Borrower, loan identification number and Obligor name with respect to such Loan is referenced on the related Loan Checklist and does not appear to be a duplicate Loan.

Section 7.          Release of Loan Asset Files.

(a)          In the event that any Loan Asset File is needed by the Administrative Agent or the Borrower (which after the receipt by the Document Custodian of a Notice of Exclusive Control will require the written consent of the Administrative Agent) for the purpose of correction of errors therein for one of the other purposes set forth in a Request for Release, the Administrative Agent or the Borrower shall send to the Document Custodian a Request for Release. The Document Custodian shall release such Loan Asset Files within two (2) Business Days of its receipt of such completed Request for Release. Any request for release by the Administrative Agent or the Borrower (with the written consent of the Administrative Agent after the receipt by the Document Custodian of a Notice of Exclusive Control) shall be in the form of the Request for Release.

(b)          The Administrative Agent and the Borrower are authorized to transmit and the Document Custodian is authorized to accept signed facsimile or email copies of Requests for Release submitted in the form attached hereto as Exhibit C (or as otherwise agreed between the Document Custodian, the Administrative Agent and the Borrower).

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Section 8.          Further Obligations of the Document Custodian.

(a)          Maintenance of the Facility. The Document Custodian shall segregate and identify the Loan Asset Files on its automated data system and maintain custody of all Loan Asset Files received by it in secure and fire-resistant facilities, all in accordance with customary standards for such custody.

(b)          Insurance. The Document Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect insurance in amounts, with standard coverage and subject to deductibles, all as customary for insurance typically maintained by banks that act as Document Custodian. Upon written request from the Administrative Agent or the Borrower, the Document Custodian shall provide evidence (which evidence may be in the form of a certificate of the respective insurer) that such insurance is in full force and effect.

(c)          Examination. The Document Custodian shall upon not less than three (3) Business Days (or such shorter period agreed to by the Document Custodian) prior written notice permit (a) inspection during regular business hours of the Document Custodian (and subject to its usual charges for such access, by the Administrative Agent or the Borrower (or by the auditors, certified public accountants or agents when requested by the Borrower or the Administrative Agent, as applicable) of the Loan Asset Files, at such place or places where the related Loan Asset Files are deposited, and (b) the Administrative Agent or the Borrower (or the auditors or agents when requested by the Borrower or the Administrative Agent, as applicable) to make copies of the Loan Asset Files. The Borrower shall bear the cost of such reviews and audits, subject to the terms of section 7.15 of the Credit Agreement. Any such inspection and copying shall be subject to the procedures of the Document Custodian. In addition, and not in limitation of the foregoing, the Borrower shall indemnify and hold the Document Custodian harmless from all claims, costs, expenses, losses and damages incurred by the Document Custodian as a result of the damage, loss or misplacement of any Loan Asset Files or Required Loan Documents or other papers contained in the Loan Asset Files while in the possession of the Borrower or the Administrative Agent (or its auditors or agents of the Borrower or the Administrative Agent, as applicable).

Section 9.          Proper Instructions.

(a)          Any instruction or direction delivered to the Document Custodian from the Administrative Agent or the Borrower shall be in writing and executed by an Authorized Representative and shall be delivered in accordance with Section 14 hereof. The Document Custodian, the Administrative Agent and the Borrower may agree from time to time to accept other forms of instruction or direction. Any such instruction or direction delivered (x) by the Administrative Agent or by the Borrower at any time prior to receipt by the Document Custodian of a Notice of Exclusive Control or (y) at any time after receipt by the Document Custodian of a Notice of Exclusive Control and until such Notice of Exclusive Control has been rescinded, by the Administrative Agent, in each case pursuant to this Section 9(a) shall be considered “Proper Instructions”; provided that in the case of any conflict between any instructions delivered by the Borrower on the one hand and by the Administrative Agent on the other hand, the instructions delivered by the Administrative Agent shall be deemed to be “Proper Instructions”. At any time prior to the receipt by the Document Custodian of a Notice of Exclusive Control or after such Notice of Exclusive Control is withdrawn or rescinded by the Administrative Agent in writing, the Document Custodian shall comply with each instruction, direction, or request it receives from the Borrower without the further consent of the Administrative Agent or any other Person. Notwithstanding anything herein to the contrary, the Administrative Agent hereby agrees with the Borrower that it shall (x) not deliver any instruction, direction or request hereunder or any Notice of Exclusive Control except after the occurrence and during the continuation of an Event of Default under the Credit Agreement and (y) promptly rescind any Notice of Exclusive Control if the Event of Default under the Credit Agreement has been waived or cured before the expiration of any applicable cure period, in accordance with the terms of the Credit Agreement.

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(b)          Any of the persons whose signatures and titles appear on Exhibit B (an “Authorized Representative”) is authorized, acting singly, to act for, the Borrower and the Administrative Agent under this Agreement. The specimen signature for each such Authorized Representative initially authorized hereunder is set forth on Exhibit B. From time to time, the Borrower or the Administrative Agent may, by delivering to the other a revised exhibit, change the information previously given, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

(c)          The Document Custodian shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations and shall notify the Borrower and the Administrative Agent in the event it has determined not to act in accordance with instructions. The Document Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

(d)          If, in performing its duties under this Agreement, the Document Custodian is required to decide between alternative courses of action, the Document Custodian may (but shall not be obliged to) request written instructions from the Administrative Agent or the Borrower (with the written consent of the Administrative Agent following receipt by the Document Custodian of a Notice of Exclusive Control) as to the course of action desired by it. If the Document Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Document Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Document Custodian shall act in accordance with such instructions received from the Administrative Agent or the Borrower, as applicable, in response to such request after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

Section 10.         Transmission of Loan Asset Files. Prior to any shipment of any Loan Asset Files or Required Loan Documents hereunder pursuant to the request of the Administrative Agent or the Borrower (with the written consent of the Administrative Agent following receipt by the Document Custodian of a Notice of Exclusive Control), the Administrative Agent or the Borrower (with the written consent of the Administrative Agent following receipt by the Document Custodian of a Notice of Exclusive Control) shall deliver to the Document Custodian written instructions as to the method of shipment and shipper(s) the Document Custodian is to utilize in connection with the transmission of Loan Asset Files or Required Loan Documents in the performance of the Document Custodian’s duties hereunder (which instruction shall include, if requested by the Document Custodian, billing account numbers maintained by the Borrower with such shipper(s) to allow for direct billing of the related charges to the Borrower). The Administrative Agent (or the Borrower, if applicable) shall arrange for the provision of such services at the Borrower’s sole cost and expense (or, at the Document Custodian’s option, reimburse the Document Custodian for all costs and expenses incurred by the Document Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Loan Asset Files or other loan documents as the Administrative Agent deems appropriate.

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Notwithstanding the foregoing, it is hereby expressly agreed that in the absence of express written instruction from the Administrative Agent or the Borrower (with the consent of the Administrative Agent following receipt by the Document Custodian of a Notice of Exclusive Control) pursuant to the preceding terms, shipment may be made by the Document Custodian in any instance by means of any recognized overnight delivery or shipping service (it being hereby expressly acknowledged that United Parcel Service is one such recognized service, without implied limitation). All costs and risks of shipment shall be borne by the Borrower, and it is hereby expressly agreed that in no event shall the Document Custodian have any liability for any losses or damages to any Person, arising out of actions of the Document Custodian consistent with the instructions of the Administrative Agent (or the Borrower, if applicable). Any costs of shipment that may be incurred or paid by the Document Custodian from time to time may be billed by the Document Custodian to the Borrower on a monthly basis and shall be due and payable in accordance with Section 2.7 and Section 2.8 of the Credit Agreement.

Section 11.         Fees of the Document Custodian. It is understood that the Document Custodian will charge such fees for its services under this Agreement as are set forth in the custody fee letter dated as of November 12, 2015 (the “Fee Schedule”) between the Document Custodian and the Borrower, the payment of which, together with the Document Custodian’s reasonable expenses (as described below) in connection herewith, shall be solely the obligation of the Borrower. The final form of such Fee Schedule (as amended or modified by the parties) shall be binding upon the parties, whether or not such Fee Schedule has been executed by the parties.

Subject to Section 29, the Borrower agrees to pay or reimburse to the Document Custodian, upon its request from time to time, any and all reasonable costs, disbursements, expenses and indemnification amounts (including without limitation reasonable fees and expenses of legal counsel) paid or incurred by the Document Custodian, in connection with (i) the preparation or execution of this Agreement, (ii) the transactions contemplated hereby, (iii) the administration of this Agreement, (iv) defending itself (including reasonable fees and expenses of counsel, agents and experts) against any claim (whether brought by or involving the Borrower or any third party) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or (v) the performance by the Document Custodian of its duties and services under this Agreement, from time to time (including without limitation costs and expenses of any legal or other action deemed necessary by the Document Custodian to collect any amounts owing to it under this Agreement or to enforce its rights hereunder).

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Any such fees, expenses and indemnification amounts payable pursuant to this Section 11 shall be due and payable within thirty (30) days of request by the Document Custodian to the Borrower. If such fees, expenses and indemnification amounts are not paid within thirty (30) days following request by the Document Custodian, the Document Custodian may resign effective immediately and shall ship all Loan Asset Files (in accordance with Section 10) then held by the Document Custodian on behalf of the Borrower and the Administrative Agent to the successor custodian as appointed by the Borrower and the Administrative Agent. If a successor custodian has not been appointed by the Borrower and the Administrative Agent, the Document Custodian may, at the expense of the Borrower, petition any court of competent jurisdiction to name a successor custodian and shall ship to such successor custodian all Loan Asset Files (in accordance with Section 10) then held by the Document Custodian on behalf of the Borrower and the Administrative Agent. All such fees, expenses and indemnification amounts payable pursuant to this Section 11 shall be payable only in accordance with, and subject to, Section 2.8 of the Credit Agreement.

The obligations of the Borrower under this Section 11 and such separate agreement shall survive the termination of this Agreement and the resignation or removal of the Document Custodian.

Section 12.         Resignation or Removal of Document Custodian; Termination of Agreement.

(a)          The Document Custodian may terminate its obligations under this Agreement upon sixty (60) days’ prior written notice to the Borrower and the Administrative Agent. In the event of such termination, (i) the Administrative Agent and the Borrower shall appoint, by written instrument, a successor custodian and (ii) the Document Custodian, promptly upon payment of any unpaid fees, expenses and indemnification amounts due to the Document Custodian, shall transfer to the successor custodian, as directed, all Loan Asset Files being held by the Document Custodian under this Agreement. The Document Custodian’s sole responsibility after the termination of its obligations as aforesaid shall be to safely maintain all of the Loan Asset Files and to deliver the same to a successor custodian; provided, that if a successor custodian has not accepted custodial responsibilities within the period set forth in the first sentence of this Section 12(a), the Document Custodian may, at the expense of the Borrower, petition any court of competent jurisdiction to name a successor custodian. The Document Custodian shall not be responsible for the fees and expenses of any successor custodian. Upon delivery of the Loan Asset Files to any successor custodian as provided in this paragraph, all duties and obligations of the Document Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Loan Asset Files (including any shipping costs) upon termination shall be the sole responsibility of the Borrower. No such termination shall be effective until a successor custodian shall have accepted such appointment.

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(b)          Each of the Borrower and the Administrative Agent may at any time and without cause remove and discharge the Document Custodian from the performance of its duties under this Agreement upon at least sixty (60) days’ written notice to the Borrower or the Administrative Agent, as applicable, and the Document Custodian; provided that if an Event of Default is not continuing any such removal shall be subject to the consent of the Borrower. The Administrative Agent hereby agrees with the Borrower that it shall not remove or discharge the Document Custodian except after the occurrence and during the continuation of an Event of Default under the Credit Agreement. Such removal shall take effect upon (i) the appointment of a successor custodian by the Borrower and the Administrative Agent, and (ii) delivery of all the Loan Asset Files to the successor custodian, which delivery shall be subject to, and shall be made promptly after, payment of the Document Custodian’s unpaid fees, expenses and indemnification amounts. The payment of such successor custodian’s fees and expenses and all costs and expenses in connection with such transfer shall be the sole responsibility of the Borrower. If a successor custodian is not appointed by the Borrower and the Administrative Agent within the aforementioned sixty (60) days, the Document Custodian may, at the expense of the Borrower, petition any court of competent jurisdiction to name a successor custodian and shall ship to such successor custodian all Loan Asset Files (in accordance with Section 10) then held by the Document Custodian on behalf of the Borrower and the Administrative Agent. Upon delivery of the Loan Asset Files to the successor custodian or the Administrative Agent, as applicable and as provided in this paragraph, all duties and obligations of the Document Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Loan Asset Files (including any shipping costs) upon termination shall be the sole responsibility of the Borrower.

(c)          This Agreement shall terminate on the date on which either the Borrower or the Administrative Agent notify the Document Custodian in writing that the Agreement is terminated in accordance with Sections 12(a) and 12(b) above. Upon the Document Custodian’s receipt of both such written termination and the payment of any due and unpaid fees, expenses and indemnification amounts, the Document Custodian shall, within a reasonable time, deliver any remaining Loan Asset Files as directed by the Administrative Agent or the Borrower and at the Borrower’s expense (including any shipping costs).

Section 13.         Representations.

(a)          The Borrower hereby represents and warrants to the Document Custodian and the Administrative Agent that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation.

(b)          The Administrative Agent hereby represents and warrants to the Document Custodian and the Borrower that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation.

(c)          The Document Custodian hereby represents and warrants to the Borrower and the Administrative Agent that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations.

Section 14.         Notices.

(a)          Except as otherwise expressly provided herein, all Proper Instructions, notices or any other communications hereunder shall be in writing and shall be sent (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service or (iii) facsimile or electronic mail, to the Borrower, the Administrative Agent or the Document Custodian at the following address, as applicable (or such other address as any party may designate by written notice to the other parties):

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If to the Borrower, to:

Runway Growth Credit Fund Inc.

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

Attention: Thomas B. Raterman

Telephone No.: (312) 281-6270

E-Mail: tr@runwaygrowth.com

If to the Administrative Agent, to:

KeyBank National Association

1000 South McCaslin Blvd.

Superior, CO 80027

Attention: Richard Andersen

Facsimile No.: (216) 370-9166

Phone No.: (720) 304-1247

E-mail: LAS.Operations.KEF@key.com

with a copy to:

KeyBank National Association

Specialty Finance Lending

120 Vantis, Suite 300

Aliso Viejo, CA. 92656

Attention: Rian Emmett

Phone No.: (949) 356-1900

Facsimile No.: (216) 357-6708

If to the Document Custodian in connection with Loan Asset Files or a Request for Release:

U.S. Bank National Association

1719 Otis Way

Florence, South Carolina 29501

Ref: Runway Growth Credit Fund Inc.

Attention: Steven Garret

Fax No.: (843) 676-8901

Email: steven.garret@usbank.com

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If to the Document Custodian in connection with a Notice of Exclusive Control:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Ref: Runway Growth Credit Fund Inc.

Attention: Kenneth Brandt

Fax No.: (651) 466-7428

Email: Kenneth.brandt@usbank.com

Section 15.         Concerning the Document Custodian. The acceptance by the Document Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein or herein).

(a)          The Document Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Loan Asset Files or the Required Loan Documents except for such duties, obligations or responsibilities as are expressly and specifically set forth in this Agreement as duties obligations or responsibilities on its part to be performed, and the duties obligations and responsibilities of the Document Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Document Custodian. Any permissive right of the Document Custodian to take any action hereunder shall not be construed as a duty.

(b)          The Document Custodian makes no representations as to and shall not be responsible for or required to verify (A) the validity, legality, enforceability, due authorization, effectiveness, recordability, insurability, sufficiency, value, form, substance, or genuineness of any of the documents contained in any Loan Asset File or (B) the collectability, validity, transferability, insurability, value, effectiveness, perfection, priority or suitability of any Loan Asset File or any document contained therein.

(c)          The Document Custodian shall have no responsibilities or duties with respect to any Loan Asset File while such Loan Asset File is not in its possession.

(d)          The Document Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it in accordance with this Agreement, not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Borrower or the Administrative Agent on the Borrower’s behalf shall be an Authorized Representative). The Document Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Document Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Document Custodian shall examine the same to determine whether it substantially conforms on its face to the requirements set forth herein.

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(e)          Neither the Document Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith of the Document Custodian.

(f)          The Document Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction received by it in accordance with this Agreement, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(g)          The Document Custodian may consult with, and obtain advice from, legal counsel selected in good faith, with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Document Custodian in good faith in accordance with the advice or opinion of such counsel. The reasonable costs and expenses of such advice or opinion shall be reimbursed by the Borrower pursuant to Section 11 hereof.

(h)          No provision of this Agreement shall require the Document Custodian to expend or risk its own funds, take any action hereunder (or omit to take any action) or otherwise incur any financial liability in the performance of its duties under this Agreement if it shall have grounds for believing that repayment of such funds or indemnity satisfactory is not assured to it.

(i)          The Document Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Document Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed with due care.

(j)          If the Document Custodian shall request instructions from the Borrower (or the Administrative Agent after delivery of a Notice of Exclusive Control and until such Notice of Exclusive Control has been rescinded) with respect to any act, action or failure to act in connection with this Agreement, the Document Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Document Custodian shall have received written instructions from the Borrower (or the Administrative Agent after delivery of a Notice of Exclusive Control and until such Notice of Exclusive Control has been rescinded) without incurring any liability therefor to the Administrative Agent, the Borrower, or any other Person.

(k)          In no event shall the Document Custodian or its directors, affiliates, officers, agents and employees be held liable for any lost profits or diminution in value, or exemplary, punitive, special, indirect, incidental or consequential damages of any kind resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

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(l)          The Document Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer of the Document Custodian or unless (and then only to the extent received) in writing by the Document Custodian in accordance with Section 14 herein and specifically referencing this Agreement. Any other provision of this Agreement to the contrary notwithstanding, the Document Custodian shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement unless the Document Custodian is a signatory party to that document or agreement.

(m)         [reserved].

(n)          The Document Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Document Custodian’s compensation or for reimbursement of expenses; shall be under no obligation to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue such document, except as provided in Section 9 of this Agreement with respect to Authorized Representatives; shall have no duty to ascertain whether or not any cash amount or payment has been received by the Administrative Agent, the Borrower or any third person and shall not be required to perform any cash movement functions in relation to this Agreement; and shall not be required to value or produce a report detailing the value of the Loan Asset Files.

(o)          Nothing in this Agreement shall be deemed to impose on the Document Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Loan Asset File is or may be held by the Document Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Document Custodian or its property or business or on the ability of the Document Custodian to perform its duties hereunder.

(p)          The Document Custodian shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto. The Document Custodian shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by the Borrower or the Administrative Agent in accordance with the terms hereof, in which case the parties hereto agree that the Document Custodian has no duty to make any further inquiry whatsoever. It is hereby acknowledged and agreed that the Document Custodian has no knowledge of (and is not required to know) the terms and provisions of the Credit Agreement, any loan agreements or any other related documentation among the Administrative Agent or the Borrower or whether any actions by the, the Borrower or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith.

(q)          The Document Custodian shall not be bound to follow any amendment or supplement to the Credit Agreement or any other related documents unless it has received written notice of such amendment or supplement and a copy of the amendment or supplement from the Borrower or the Administrative Agent. Notwithstanding anything in the Credit Agreement or other related document to the contrary, the Borrower agrees that it shall not permit to become effective any amendment or supplement to the Credit Agreement or any other related document to the extent such amendment or supplement directly or indirectly affects the amount, timing or priority of payment of the Document Custodian’s fees, expenses or indemnities, or imposes additional duties, obligations or liabilities on the Document Custodian, or has material and adverse economic, regulatory or operational consequences to the Document Custodian, unless the Document Custodian shall have consented in advance thereto in writing, provided, that Document Custodian may withhold its consent in its sole discretion to such amendment or supplement.

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The provisions of this Section 13 shall survive the termination of this Agreement and the resignation or removal of the Document Custodian.

Section 16.         Force Majeure. In no event shall any party hereto be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, events, circumstances or forces beyond its control, including, without limitation, nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, loss or malfunctions of utilities, communications or computer (software and hardware) services, fires, floods, earthquakes or other natural disasters, civil or military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, accidents, national disasters of any kind, nuclear or natural catastrophes, or other similar events or acts; errors by any of the Administrative Agent, or the Borrower (including any Authorized Representative) in its instructions to the Document Custodian; or changes in applicable law, regulation or orders.

Section 17.         Indemnification. (a) The Borrower agrees to indemnify and hold harmless the Document Custodian and its respective directors, officers, employees, agents, experts, designees, successors and assigns from and against any and all liabilities, obligations, damages, penalties, claims (whether brought by or involving the Borrower or any third party), actions, judgments, suits, disbursements, losses, costs and expenses of any kind or nature, including reasonable fees and expenses of legal counsel, court costs and costs of appeal arising from or connected with, the Document Custodian’s execution and performance of this Agreement, its participation in any transaction contemplated hereby, any claim commenced by the Document Custodian to enforce the indemnification obligations under this Section 17, or the relationship between the Document Custodian and the Borrower created hereby, including but not limited to the claims of any third parties against the Document Custodian, including, for the avoidance of doubt, claims arising out of, relating to or in connection with the Agents’ compliance with Administrative Agent’s instructions (including, without limitation, instructions issued pursuant to a Notice of Exclusive Control), (collectively, “Claims”), except to the extent such loss, liability or expense results from the gross negligence, bad faith or willful misconduct on the part of the Document Custodian or any other indemnified party.

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(b)          Solely to the extent the indemnity of the Borrower pursuant to clause (a) above and recourse to the remedies available to the Document Custodian thereunder is not sufficient to satisfy the loss, liability or expense of the Document Custodian arising out of any Claims, the Administrative Agent shall, from and after the issuance of a Notice of Exclusive Control and until such Notice of Exclusive Control has been rescinded and solely to the extent such Claims are not satisfied by the Borrower pursuant to clause (a) above, after the Document Custodian’s demand therefor, indemnify and hold harmless the Document Custodian, its directors, officers, agents, affiliates and employees against any such Claims against the Document Custodian arising out of, relating to or in connection with Document Custodian’s compliance with Administrative Agent’s instructions (including, without limitation, instructions issued pursuant to a Notice of Exclusive Control), except to the extent that any such Claims arise out of the Document Custodian’s gross negligence, bad faith or willful misconduct.

(c)          The foregoing indemnifications shall survive the termination of this Agreement and the resignation or removal of the Document Custodian hereunder.

Section 18.         Amendments. No amendment or waiver of any provision of this Agreement and no consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto and consented to by the Administrative Agent. The Document Custodian shall not be required to execute any amendment that adversely affects its rights, duties, indemnities or immunities hereunder. However, with respect to any change in review procedure, this Agreement may be amended by mutual agreement between the parties hereto in the form of consent via electronic mail. Any such email shall reference this Agreement and shall specify that it is an amendment to the review procedures.

Section 19.         Effective Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver by any party of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

Section 20.         Severability. If any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 21.         Binding Effect; Governing Law. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be construed in accordance with, and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

Section 22.         Successors and Assigns; Third Party Benefit.

(a)          The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. No party shall be permitted to assign their rights under this Agreement without the written consent of the other parties.

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(b)          Any Person into which the Document Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Document Custodian shall be a party, or any Person to which all or substantially all of the corporate trust business of the Document Custodian may be sold or otherwise transferred, shall without the execution or filing of any paper or further act on the part of any parties hereto become the successor Document Custodian hereunder (including, without the prior written consent of the Administrative Agent or the Borrower).

(c)          This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to this Section 22).

Section 23.         Entire Agreement; Counterparts. This Agreement, together with the exhibits, schedules and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement and understandings with respect to those matters and transactions. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement (and by facsimile or pdf transmission, which facsimile or pdf transmission signatures shall be considered original executed counterparts).

Section 24.         Other Business. Nothing herein shall prevent the Document Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Borrower, the Administrative Agent, the Lenders or any other Person. Nothing contained in this Agreement shall constitute the Borrower, the Administrative Agent, the Lenders and/or the Document Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

Section 25.         Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

Section 26.         Reserved.

Section 27.         Actions Necessary to Preserve Rights under Related Documents. Notwithstanding the delivery of Loan Asset Files to the Document Custodian, the Administrative Agent and the Borrower acknowledges that the Document Custodian shall have no obligation to (i) collect or enforce any Loan Document, (ii) take action to preserve or maintain the obligations of any party obligated under any Loan Document, (iii) take action to protect, preserve or safeguard the rights of the each of the Administrative Agent or the Borrower against any Person under the Required Loan Documents, or (iv) take action to obtain, preserve, safeguard, continue, perpetuate or enforce rights against any collateral which may secure repayment of any Loan. The Administrative Agent and the Borrower hereby expressly release the Document Custodian from the obligation to take any such action.

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Section 28.         SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE DOCUMENT CUSTODIAN HEREBY IRREVOCABLY AND UNCONDITIONALLY:

A.	SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; AND

B.	WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 29.         Compliance with Applicable Law. (a) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Document Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Document Custodian. Accordingly, the Borrower and the Administrative Agent agree to provide to the Document Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Document Custodian to comply with Applicable Law.

(b)          The Borrower and the Administrative Agent hereby acknowledge receipt of the following notice:

“IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Document Custodian will ask for documentation to verify its formation and existence as a legal entity. The Document Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

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Section 30.         Limited Recourse. The Document Custodian hereby acknowledges and agrees that the Borrower’s obligations hereunder will be solely the corporate obligations of the Borrower, and that the Document Custodian will not have any recourse to any of the officers, directors, employees, personnel, shareholders, Affiliates, members, managers, agents, partners, principals, incorporators or agents of the Borrower, its Affiliates or their respective successors or assigns with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provision of this Agreement, recourse in respect of any obligations of the Borrower hereunder will be limited to the Loans as applied in accordance with the Credit Agreement. The provisions of this Section 30 shall survive the termination of this Agreement for any reason whatsoever.

[SIGNATURES APPEAR ON NEXT PAGE.]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

RUNWAY GROWTH CREDIT FUND INC.,
as Borrower

By:	/s/ Thomas B. Raterman
Name: Thomas B. Raterman
Title: Chief Financial Officer, Secretary and Treasurer

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Philip G. Turner
Name: Philip G. Turner
Title: Executive Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Assistant Vice President